SECURITIES AND EXCHANGE COMMISSION
                      Washington, DC  20549


                            FORM 8-K


                         CURRENT REPORT


                Pursuant to Section 13 or 15(d) of
               the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): July 15, 1997



                  JEFFERSON SMURFIT CORPORATION
     (Exact name of registrant as specified in its charter)



     Delaware              0-23876                     36-2931273
 (State or other          (Commission            (I.R.S. Employer
 jurisdiction of           File Number)       Identification No.)
 incorporation)


                    Jefferson Smurfit Centre
                      8182 Maryland Avenue
                   St. Louis, Missouri  63105
      (Address of principal executive offices)  (Zip Code)


      Registrant's telephone number, including area code:
                         (314) 746-1100



                         Not Applicable
  (Former name or former address, if changed since last report)

Item 5.  Other Events

       On July 1, 1997, Smurfit Newsprint Corporation, a wholly-owned subsidiary of Jefferson Smurfit Corporation, was served with a complaint alleging that Cladwood exterior siding produced by Smurfit Newsprint and used in manufactured or mobile homes deteriorates under normal conditions and exposure. The suit purports to be a class action on behalf of all owners of Cladwood-containing manufactured homes or mobile homes. The complaint alleges causes of action for breach of warranty and negligence, and seeks an unspecified amount of actual, consequential and punitive damages. The Company intends to vigorously defend the action.

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized, on July 15, 1997.

                                   JEFFERSON SMURFIT CORPORATION


                                   By:  /s/ Patrick J. Moore
                                        Patrick J. Moore
                                        Vice President and
                                        Chief Financial Officer